Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Longeveron Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carryforward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Class A Common Stock, par value $0.001 per share	—		(1)		(2)		(2)	—	—
	Equity	Preferred Stock, par value $0.001 per share	—		(1)		(2)		(2)	—	—
	Other	Warrants			(1)		(2)		(2)
	Other	Purchase Contracts(3)	—		(1)		(2)		(2)	—	—
	Other	Units(4)	—		(1)		(2)		(2)	—	—
	Unallocated (Universal) shelf	—	Rule 457(o)		(1)		(2)	$70,000,000		0.00015310	$10,717.00	(2)
Fees Previously Paid	—	—	—	—		—		—		—	—

Carryforward Securities

Carry Forward Securities	Equity	Class A Common Stock, par value $0.001 per share	—	—				—			—
	Equity	Preferred Stock, par value $0.001 per share	—	—				—			—
	Debt	Debt Securities	—	—				—			—
	Other	Warrants	—	—				—			—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)		(1)			$34,635,052.64	(2)(5)		—		S-3	333-264142	April 14, 2022	$2,773.55	(5)
	Total Offering Amounts							$70,000,000	(1)(5)		$10,717.00
	Total Fees Previously Paid										$3,210.67	(5)
	Total Fee Offsets										—
	Net Fee Due										$7,506.33

(1)	There are being registered hereunder an indeterminate amount and number of each applicable identified class of the identified securities up to a proposed maximum aggregate offering price of $70,000,000, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters. The Company has estimated the proposed maximum aggregate offering price solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Securities registered hereunder may be sold separately, together, or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of Class A Common Stock and Preferred Stock as may be issued upon conversion of or exchange for Preferred Stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional securities of the registrant as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure on Form S-3. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(3)	Purchase Contracts covered by this registration statement include the rights to purchase any securities under this registration statement.

(4)	Any securities registered under the registration statement may be sold separately or as units with other securities under the registration statement.

(5)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $34,635,052.64 of unsold securities (the “Unsold Securities”) previously registered and offered by the registrant pursuant to the Registration Statement on Form S-3 (File No. 333-264142) (the “Prior Registration Statement”), which was declared effective on April 14, 2022. In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $4,635.00 with respect to an aggregate of $50,000,000 of securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Of this amount, $3,210.67 is associated with the Unsold Securities. Pursuant to Rule 457(p), the filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). The offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.